EXHIBIT 99.1

WageWorks Reports Third Quarter 2015 Financial Results

  Total revenue of $83.2 million, a 22 percent increase year-over-year
  Third quarter 2015 GAAP net income of $7.6 million or $0.21 per diluted share. Non-GAAP net income per diluted share of $0.36
  Third quarter 2015 non-GAAP adjusted EBITDA of $26.5 million, a 47 percent increase year-over-year

SAN MATEO, Calif., Nov. 5, 2015 (GLOBE NEWSWIRE) -- WageWorks, Inc. (the "Company") (NYSE: WAGE), a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers, today announced the Company's financial results for its third quarter ended September 30, 2015.

"We are very pleased with our strong third quarter performance. Demand for Consumer-Directed Benefits and our multi-product platform continues to increase, as employers focus on controlling their benefits costs and their employees try to manage their rising out of pocket healthcare expenses. This demand has been fueling another record enterprise selling season, an encouraging SMB selling season, and an exciting start to Open Enrollment. In addition, our expanding channel partnerships, carrier relationships and opportunities in private and public exchanges continue to drive our business. As we are executing across our growth strategies, we are well positioned to meet our 2015 objectives," said Joe Jackson, Chief Executive Officer of WageWorks.

For the third quarter, WageWorks reported total revenue of $83.2 million, compared to $68.0 million for the third quarter of 2014, an increase of 22 percent. Healthcare revenue was $42.2 million, compared to $38.6 million for the third quarter of 2014, an increase of 9 percent. Commuter revenue was $16.0 million, compared to $15.1 million for the third quarter of 2014, an increase of 6 percent. COBRA revenue was $12.2 million, compared to $9.5 million for the third quarter of 2014, an increase of 28 percent. Other revenue was $12.7 million, compared to $4.8 million for the third quarter of 2014, an increase of 166 percent.

GAAP operating income was $12.7 million for the third quarter of 2015, compared to $6.6 million for the third quarter of 2014.

On a non-GAAP basis, third quarter of 2015 operating income was $21.9 million, compared to $13.8 million for the third quarter of 2014.

GAAP net income was $7.6 million, or $0.21 per diluted share, for the third quarter of 2015, compared to $4.1 million, or $0.11 per diluted share, for the third quarter of 2014.

On a non-GAAP net income basis, third quarter of 2015 net income was $13.0 million, or $0.36 per diluted share, compared to $8.5 million, or $0.24 per diluted share, for the third quarter of 2014. Non-GAAP net income for the third quarter of 2014 and 2015 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense, and significant severance costs related to integration initiatives and the related tax impact of these items.

Non-GAAP adjusted EBITDA was $26.5 million for the third quarter of 2015, a 47 percent increase compared to $18.0 million for the third quarter of 2014.

The reconciliation of the non-GAAP measures to the comparable GAAP measures for the third quarter 2015 and 2014 is detailed in the tables provided in this press release.

As of September 30, 2015, WageWorks had cash and cash equivalents totaling $478.0 million. This compares to cash and cash equivalents totaling $413.3 million as of December 31, 2014.

The Company's Conference Call Information

WageWorks will host a conference call today, November 5, 2015, at 5:00 p.m. ET to discuss the Company's third quarter ended September 30, 2015 financial results and business outlook.

The live webcast of the conference call can be accessed under "Investor Relations" section of the Company's website at www.wageworks.com. Those wishing to participate in the live call should dial (855) 246-1431 (toll-free) or (330) 863-3271. The conference ID is 60835889. Following the call, an archived webcast will be available in the "Investor Relations" section of the Company's website at www.wageworks.com. A telephone replay will be available for one week at (855) 859-2056 (toll-free) or (404) 537-3406 using the conference ID 60835889.

Non-GAAP Financial Information

To supplement the Company's financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors' overall understanding of the Company's business. The Company's management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes stock-based compensation, amortization of acquired intangibles, contingent consideration expense, severance costs related to integration initiatives and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company's business for planning and forecasting in subsequent periods. The Company's management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company's GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the third quarter conference call regarding WageWorks, Inc., which are not historical facts, are "forward- looking statements" within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, our acquisition of new employer clients, our retention of existing employer clients, the expected benefits of our channel partnerships, the demand for our consumer-directed benefits solutions, the industry trends regarding consumer-directed health plans and exchange opportunities, the expected benefits of the carryover provision, the expected benefits of our investments and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, our ability to identify and execute on channel partner and exchange opportunities, the participation of employees in our employer clients' consumer-directed benefits programs and whether the carryover provision will have any impact thereon, our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner, our ability to successfully partner with private exchanges, and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to "Risk Factors" in our most recent report on Form 10-Q, which is available on the SEC's website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About WageWorks

WageWorks (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers. WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as Health Savings Accounts (HSAs), health and dependent care Flexible Spending Accounts (FSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks makes it easier to understand and take advantage of Consumer-Directed Benefits for approximately 45,000 employers and over 4 million people. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
	(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$ 38,600	$ 42,204	$ 116,176	$ 133,307
Commuter	15,078	16,003	46,171	47,928
COBRA	9,544	12,229	17,283	37,112
Other	4,776	12,724	9,745	32,866
Total revenues	67,998	83,160	189,375	251,213

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	24,951	26,364	68,905	88,210
Technology and development	8,242	11,560	18,739	33,928
Sales and marketing	12,059	12,824	30,758	38,445
General and administrative	10,470	12,875	30,941	39,559
Amortization and change in contingent consideration	5,688	6,935	14,657	19,946
Employee termination and other charges	--	(112)	--	1,968
Total operating expenses	61,410	70,446	164,000	222,056
Income from operations	6,588	12,714	25,375	29,157
Other income (expenses):
Interest income	1	66	3	85
Interest expense	(499)	(339)	(1,010)	(1,523)
Other income	713	(8)	737	280
Income before income taxes	6,803	12,433	25,105	27,999
Income tax provision	(2,690)	(4,835)	(9,961)	(11,244)
Net income	$ 4,113	$ 7,598	$ 15,144	$ 16,755

Basic net income per share	$ 0.12	$ 0.21	$ 0.43	$ 0.47
Diluted net income per share	$ 0.11	$ 0.21	$ 0.42	$ 0.46

Shares used in basic net income per share calculations	35,234	35,880	35,062	35,733
Shares used in diluted net income per share calculations	36,152	36,516	36,267	36,595

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Income is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
	(unaudited)
	(in thousands)
Cost of revenues	$ 721	$ 977	$ 1,547	$ 2,676
Technology and development	367	391	862	733
Sales and marketing	665	660	1,563	1,992
General and administrative	1,981	3,397	6,040	9,273
	$ 3,734	$ 5,425	$ 10,012	$ 14,674

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	September 30, 2015
	(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$ 413,301	$ 477,992
Restricted cash, current portion	332	332
Accounts receivable, less allowance for doubtful accounts of $767 and $987 at December 31, 2014 and September 30, 2015, respectively	54,453	62,085
Deferred tax assets - current	11,006	5,755
Prepaid expenses and other current assets	14,215	15,428
Total current assets	493,307	561,592
Property and equipment, net	39,137	49,493
Goodwill	157,109	157,109
Acquired intangible assets, net	94,776	86,422
Deferred tax assets	699	75
Other assets	9,687	4,305
Total assets	$ 794,715	$ 858,996

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 54,285	$ 61,981
Customer obligations	362,451	390,403
Short-term contingent payment	3,180	727
Other current liabilities	11,924	957
Total current liabilities	431,840	454,068
Long-term debt	79,219	79,016
Long-term contingent payment, net of current portion	695	--
Other non-current liabilities	3,537	4,239
Total liabilities	515,291	537,323
Stockholders' equity:
Common stock, $0.001 par value. Authorized 1,000,000 shares; issued 35,479 shares at December 31, 2014 and 35,932 shares at September 30, 2015	36	36
Additional paid-in capital	303,568	329,062
Accumulated deficit	(24,180)	(7,425)
Total stockholders' equity	279,424	321,673
Total liabilities and stockholders' equity	$ 794,715	$ 858,996

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2014	2015
	(unaudited)
	(in thousands)

Cash flows from operating activities:
Net income	$ 15,144	$ 16,755
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,864	4,810
Amortization and change in contingent consideration	14,657	19,946
Stock-based compensation	10,012	14,674
Loss on disposal of fixed assets	14	519
Provision for doubtful accounts	(441)	220
Deferred taxes	8,267	10,577
Excess tax benefit from the exercise of stock options	(7,706)	(5,260)
Changes in operating assets and liabilities:
Accounts receivable	(10,907)	(7,852)
Prepaid expenses and other current assets	(5,256)	(512)
Other assets	(2,608)	2,225
Accounts payable and accrued expenses	480	6,953
Customer obligations	(514)	27,952
Other liabilities	(1,055)	(1,172)
Net cash provided by operating activities	22,951	89,835
Cash flows from investing activities:
Purchases of property and equipment	(11,628)	(24,200)
Cash consideration for business acquisitions, net of cash acquired	(44,314)	(9,445)
Change in restricted cash	(1)	--
Net cash used in investing activities	(55,943)	(33,645)
Cash flows from financing activities:
Proceeds from debt	49,663	--
Proceeds from exercise of common stock	4,726	4,695
Proceeds from issuance of common stock (Employee Stock Purchase Plan)	1,776	1,793
Payment of contingent consideration	(4,485)	(3,247)
Excess tax benefit from the exercise of stock options	7,706	5,260
Net cash provided by financing activities	59,386	8,501
Net increase in cash and cash equivalents	26,394	64,691
Cash and cash equivalents at beginning of period	359,958	413,301
Cash and cash equivalents at end of period	$ 386,352	$ 477,992

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Operating income:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015

GAAP income from operations	$6.6	$12.7	$25.4	$29.2
Stock-based compensation expense	3.7	5.4	10.0	14.7
Amortization of acquired intangibles	3.4	3.9	7.8	11.5
Employee termination and other charges	--	(0.1)	--	2.0
Contingent consideration expense	0.1	--	0.3	0.1
Non-GAAP income from operations	$13.8	$21.9	$43.5	$57.5
Non-GAAP income from operations as a percentage of total revenue	20.3%	26.3%	23.0%	22.9%

Net income:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015

GAAP net income	$4.1	$7.6	$15.1	$16.8
Stock-based compensation expense	3.7	5.4	10.0	14.7
Amortization of acquired intangibles	3.4	3.9	7.8	11.5
Employee termination and other charges	--	(0.1)	--	2.0
Contingent consideration expense	0.1	--	0.3	0.1
Tax effect of above adjustments *	(2.8)	(3.8)	(7.2)	(11.3)
Non-GAAP net income	$8.5	$13.0	$26.0	$33.8

Weighted average shares outstanding used in computing GAAP and Non- GAAP per share amounts (diluted)	36.2	36.5	36.3	36.6

Non-GAAP diluted net income per share	$0.24	$0.36	$0.72	$0.92

* Tax effect adjustment assumes a 40% tax rate

Reconciliation of GAAP net income to Non-GAAP Adjusted EBITDA:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
GAAP net income	$4.1	$7.6	$15.1	$16.8
Interest income	(0.0)	(0.1)	(0.0)	(0.1)
Interest expense	0.5	0.3	1.0	1.5
Income tax provision	2.7	4.8	10.0	11.2
Depreciation	1.3	1.7	2.9	4.8
Amortization and change in contingent consideration	5.7	6.9	14.6	19.8
Stock-based compensation expense	3.7	5.4	10.0	14.7
Employee termination and other charges	--	(0.1)	--	2.0
Adjusted EBITDA	$18.0	$26.5	$53.6	$70.7
CONTACT: Investor Contact:
         Staci Mortenson
         ICR
         203-682-8273
         Staci.mortenson@icrinc.com

         Media Contact:
         Britta Meyer
         WageWorks, Inc.
         650-577-5208
         Britta.Meyer@wageworks.com